SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 30, 2002

Science Applications International Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12771 (Commission File Number)	95-3630868 (I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

FORM 8-K

Item 5. Other Events and Regulation FD Disclosure.

Stock Price Modified and July 26, 2002 Trade Date Rescheduled

     The Stock Policy Committee of the Board of Directors of Science Applications International Corporation (SAIC) established the price of SAIC’s Class A Common Stock at $28.90, effective on July 29, 2002. In order to allow participants in the limited market maintained by SAIC’s wholly-owned broker-dealer subsidiary, Bull, Inc., additional time to evaluate this change in the stock price, the Board of Directors of Bull, Inc. rescheduled the trade initially scheduled for July 26, 2002 to August 16, 2002.

     The price of the Class A Common Stock is established by the Board of Directors pursuant to a valuation process which includes a stock price formula and valuation input from an independent appraisal firm. The Board of Directors sets the market factor at the value which causes the formula to yield the price that the Board of Directors believes reflects a fair market value. The Board of Directors has authorized its Stock Policy Committee to review the stock price during the period between meetings of the Board of Directors to determine whether the stock price continues to represent a fair market value, and if necessary, modify the price. If the Stock Policy Committee determines that the modification of the stock price is appropriate, it applies the same valuation process used by the Board of Directors.

     The following tables set forth information concerning the formula price of the Class A Common Stock, the applicable price of the Class B Common Stock and each of the variables contained in the formula, including the market factor, in effect for the periods beginning on the dates indicated. Pursuant to SAIC’s Certificate of Incorporation, the price applicable to shares of Class B Common Stock is equal to twenty times the price of the Class A Common Stock.

					“W” or	Price	Price
		“E” or	“W1” or		Weighted	Per Share	Per Share	Percentage
	Market	Stockholders’	Shares	“P” or	Avg. Shares	of Class A	of Class B	Price
Date	Factor	Equity(1)	Outstanding(2)	Earnings(3)	Outstanding(4)	Common Stock	Common Stock	Change(5)

July 29, 2002	2.10	$2,483,864,000	215,331,807	$319,724,000	218,864,381	$28.90	$578.00	(12.5)%
July 12, 2002	2.60	$2,483,464,000	215,331,807	$319,724,000	218,864,381	$33.03	$660.60	(0.1)%
April 12, 2002	2.90	$2,455,657,000	215,804,158	$297,660,000	225,382,561	$33.06	$661.20	0.3%
January 11, 2002	2.90	$2,711,163,000	222,177,263	$292,044,000	231,029,621	$32.95	$659.00	2.1%
October 12, 2001	2.90	$2,916,237,000	230,102,050	$283,936,000	237,824,353	$32.27	$645.40	2.9%

(1)	“E” or Stockholders’ Equity = the stockholders’ equity at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur, adjusted to reflect the value of publicly traded equity securities classified as investments in marketable securities, as well as the profit or loss impact, if any, on stockholders’ equity arising from investment activities, non-recurring gains or losses on sales of business units, subsidiary common stock, or similar transactions closed, as of the valuation date.

(2)	“W1” or Shares Outstanding = the number of outstanding common shares and common share equivalents at the end of the fiscal quarter immediately preceding the date on which a price determination is to occur.

(3)	“P” or Earnings = operating income for the four fiscal quarters immediately preceding the price determination, net of taxes, excluding investment activities, losses on impaired intangible assets, non-recurring gains or losses on sales of business units, subsidiary common stock and similar items, and including equity in the income or loss of unconsolidated affiliates and the minority interest in income or loss of consolidated subsidiaries. The aggregate amount of these items on a pre-tax basis is disclosed as “segment operating income” in SAIC’s consolidated

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quarterly and annual financial statements filed with the Securities and Exchange Commission.

(4)	“W” or Weighted Average Shares Outstanding = the weighted average number of outstanding common shares and common share equivalents for the four fiscal quarters immediately preceding the price determination, as used by SAIC in computing diluted earnings per share.

(5)	Value shown represents the percentage change in the price per share of Class A Common Stock from the prior valuation.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Memo to SAIC Stockholders and Employees of SAIC and Affiliates

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: July 30, 2002	By	/s/ DOUGLAS E. SCOTT

Douglas E. Scott
	Its:	Senior Vice President and General Counsel

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